UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

EATON CORPORATION PLC

(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 Sir John Rogerson’s Quay Dublin 2, Ireland

(Address of principal executive offices) (Zip Code)

(440) 523-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013, Billie K. Rawot, senior vice president and controller, announced her retirement effective October 31, 2013.

On September 16, 2013, Eaton announced that Ken Semelsberger, age 51, will succeed Ms. Rawot as senior vice president and controller effective November 1, 2013. Mr. Semelsberger will also succeed Ms. Rawot as the registrant’s principal accounting officer. From February 1, 2009 to the present, Mr. Semelsberger served as senior vice president of finance and planning for Eaton’s Industrial Sector and from February 22, 2006 to January 31, 2009, he was senior vice president, Corporate Development and Treasury. Prior to that he served as vice president, Strategic Planning and director, Corporate Development. He joined Eaton in 1988. Prior to joining Eaton, Mr. Semelsberger was a consultant for Coopers & Lybrand. Mr. Semelsberger will continue to participate in Eaton’s executive compensation plans and programs, as more fully described in the company’s proxy statement for its Annual General Meeting, dated March 15, 2013.

Eaton Corporation plc

Date: September 16, 2013	/s/ Thomas E. Moran
Thomas E. Moran
Senior Vice President and Secretary